UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): July 13, 2007

AMS HEALTH SCIENCES, INC. (Exact name of registrant as specified in its charter)
OKLAHOMA (State or other jurisdiction of incorporation)	001−13343 (Commission File Number)	73-1323256 (I.R.S. Employer Identification No.)

711 NE 39th Street, Oklahoma City, OK (Address of principal executive offices)	73105 (Zip Code)
Registrant’s telephone number, including area code: (405) 842-0131

Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 13, 2007, AMS Health Sciences, Inc. (“AMS” or the “Company”) received a notice from the Staff of the American Stock Exchange (“Amex”), indicating that AMS had not regained compliance with the Amex’s continued listing standards by the July 12, 2007 deadline previously imposed by the Amex, and that, accordingly, the Amex intends to file an application with the Securities and Exchange Commission to strike AMS’s common stock from listing and registration on the Amex.

The Staff notice provides that delisting proceedings will be commenced because the Company is not in compliance with the continued listing standards outlined in Sections 1003(a)(i), (ii) or (iii) of the Amex Company Guide in that:

•
AMS had stockholders’ equity of less than $2 million and losses from continuing operations and/or net losses in two of its three most recent fiscal years, as a result of which AMS is not in compliance with Sections 1003(a)(i) of the Amex Company Guide;

•
AMS had stockholders’ equity of less than $4 million and losses from continuing operations and/or net losses in three of its four most recent fiscal years, as a result of which AMS is not in compliance with Sections 1003(a)(ii) of the Amex Company Guide; and

•
AMS had stockholders’ equity of less than $6 million and losses from continuing operations and/or net losses in its five most recent fiscal years, as a result of which AMS is not in compliance with Sections 1003(a)(iii) of the Amex Company Guide;

Since March 2006, the Company’s securities have been listed on Amex pursuant to a temporary exception that required the Company to demonstrate compliance with Amex’s continued listing criteria on or before July 12, 2007.  According to its letter, following a review of the Company's Quarterly Report on Form 10-QSB for the period ended March 31, 2007, the Amex Staff concluded that the Company had not made progress consistent with a plan of compliance submitted in response to a prior notice from the Amex in January 2006 and, specifically, had not regained compliance with Section 1003(a)(ii) by July 12, 2007 as required by the AMEX in connection with its acceptance of the plan.  In addition, the Amex Staff also stated that the Company had fallen out of compliance with certain additional continued listing standards, specifically, Section 1003(a)(i) and Section 1003(a)(iii).

The Company intends to exercise its right to appeal the Amex’s decision in accordance with Sections 1203 and 1009(d) of the Amex Company Guide prior to the July 20, 2007 deadline and file for a hearing date.  The filing of a hearing request will operate to stay delisting of the Company’s securities pending the hearing panel’s determination.  While the Company believes that it should be granted an extension of the time period by which it must be in compliance with the Amex’s continued listing standards, there is no assurance that the Amex hearing panel will grant such an extension and permit the Company’s securities to remain listed on the Amex.

This report contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that represent the Company's current expectations and beliefs, including, among other things, the Company’s ability to regain compliance with the continued listing requirements imposed by Sections 1003(a)(i), (ii) and (iii) of the Amex Company Guide and be successful in its appeal process with the Amex.  Such forward-looking statements can be identified by such terminology such as “believes,” “expects,” “plans,” “suggests,” “may,” “should,” “could,” “intends,” or similar expressions, and involve known and unknown risks, uncertainties and other factors that may cause the actual results to be materially different from any future results, performance or achievements expressed or implied by such statements.  In particular, the company's financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the Company with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-KSB.  The forward-looking statements set forth the Company's beliefs as of the date of this report, and the Company assumes no duty to update the forward-looking statements contained in this report to reflect any change.

On July 19, 2007, the Company issued a press release announcing the matters discussed above.  A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibits:

99.1           Press Release dated July 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMS HEALTH SCIENCES, INC.
                                     (Registrant)

Date:  July 19, 2007                                                                                                  By:  /s/ Robin L. Jacob
                            Robin L. Jacob
                            Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1*	Press Release dated July 19, 2007.

*           Filed herewith.